Exhibit 5.1

June 24, 2015

Pieris Pharmaceuticals, Inc.

Lise-Meitner-Strasse 30

85354 Freising-Weihenstephan

Germany

Ladies and Gentlemen:

We have acted as special Nevada counsel to Pieris Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the proposed issuance and sale by the Company of up to 11,057,693 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as described in the Company’s Registration Statement on Form S-1 (File No. 333-204833) (as amended through and including the date hereof, the “Registration Statement”) and the prospectus contained therein (the “Prospectus”), each as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion letter is being furnished at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuances of the Shares as contemplated by and as described in the Prospectus and the Registration Statement, including the form of underwriting agreement filed as an exhibit thereto (the “Underwriting Agreement”). For purposes of this opinion letter, and except to the extent set forth in the opinion expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner contemplated thereby and as presently proposed therein.

For purposes of issuing the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate therefor, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectus, (ii) the Underwriting Agreement, (iii) the articles of incorporation and bylaws of the Company, each as amended to date, and (iv) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate. We have also obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each natural person executing any of the documents we reviewed has sufficient legal capacity to do so; (ii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (iii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

100 North City Parkway, Suite 1600

Las Vegas, NV 89106-4614

main 702.382.2101

Pieris Pharmaceuticals, Inc.

June 24, 2015

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized and, when and to the extent the Shares have been issued and sold in accordance with all applicable terms and conditions set forth in the Underwriting Agreement (including payment in full of all consideration required therefor as prescribed thereunder), and in the manner contemplated thereby and by the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP